www.aviatnetworks.com

Aviat Networks Announces Fiscal 2020 First Quarter Financial Results

Company Reiterates its Prior Guidance for the First Half of Fiscal 2020 and Remains on Track for Significant Year-over-Year Bottom-Line Improvements for the Full Fiscal Year

MILPITAS, Calif., November 7, 2019 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or the “Company”), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2020 first quarter ended September 27, 2019.

Stan Gallagher, Interim Chief Executive Officer and Chief Operating Officer stated, “As expected, we had a strong start to the fiscal year, delivering exceptionally strong gross margins and year-over-year bottom-line improvements. Non-GAAP gross margins increased by 900 basis points, non-GAAP operating income improved by $3.5 million, and Adjusted EBITDA improved by $3.2 million when comparing the fiscal 2020 and fiscal 2019 first quarters. We are confident that based on our backlog and the projects underway, we remain on track to meet our previous guidance for the first half of fiscal 2020 and that the full fiscal year will show significant bottom-line improvements.”

Mr. Gallagher continued, “Our North America business grew in excess of 40% year-over-year when comparing the fiscal first quarters, while International revenue declined due to a very strong fiscal 2019 in the APAC region and as a result of the current environment in Africa. However, we continue to win new business in all markets and geographies, which gives us confidence in our ability to improve profitability this fiscal year with the top-line coming in roughly in line with fiscal 2019. We continue to invest with the future in mind as market trends for 5G and mission-critical networks are improving. Our focus of course is on delivering improved results this fiscal year, but equally if not more important, is ensuring that Aviat is positioned to drive results and shareholder value for years to come.”

Fiscal 2020 First Quarter Comparisons
The Company reported total revenues of $58.6 million for its fiscal 2020 first quarter, as compared to $60.5 million in the comparable fiscal 2019 period, a decrease of $1.9 million or 3.1%. North America revenue of $39.8 million increased by $12.0 million or 43.2%, as compared to $27.8 million in the fiscal 2019 first quarter. International revenue of $18.8 million declined by $13.9 million or 42.4%, as compared to $32.7 million in the comparable year-ago period, with the majority of the decline attributable to lower year-over-year revenue in the APAC region, based on strong revenue in the prior fiscal year period and lower revenue in Africa, as anticipated.

GAAP gross margin for the fiscal 2020 first quarter was 38.5%, as compared to 29.6% in the comparable fiscal 2019 period, an increase of 890 basis points. Non-GAAP gross margin for the fiscal 2020 first quarter was 38.6%, as compared to 29.6% in the comparable fiscal 2019 period, an increase of 900 basis points. The year-over-year improvements in both GAAP and non-GAAP gross margins were primarily attributable to higher revenue in North America and higher margin projects associated with select international projects.

GAAP total operating expenses for the fiscal 2020 first quarter were $21.0 million, as compared to $19.4 million in the comparable fiscal 2019 period, an increase of $1.6 million or 8.2%. Non-GAAP total operating expenses for the fiscal 2020 first quarter were $19.5 million, as compared to $18.3 million in the comparable fiscal 2019 period, an increase of $1.2 million or 6.8%. The year-over-year increase in non-GAAP operating expenses was due to a modest increase in research and development expenses to support customers and future innovation, as well as higher selling and administrative expenses. The increase in selling and administrative expenses reflects investments in selling activities and in productivity tools that are anticipated to substantially improve organizational efficiencies and data utilization, which will in turn, lead to future savings.

GAAP operating income was $1.5 million for the fiscal 2020 first quarter, as compared to a GAAP operating loss of $(1.5) million in the comparable period in fiscal 2019, an improvement of $3.0 million. Non-GAAP operating income was $3.1 million for the fiscal 2020 first quarter, as compared to a non-GAAP operating loss of $(0.4) million for the comparable fiscal 2019 period, an improvement of $3.5 million.

The Company reported GAAP net income of $0.1 million in the fiscal 2020 first quarter or an income of $0.01 per share. This compares to a GAAP net loss of $(0.8) million or a loss of $(0.14) per share in the fiscal 2019 first quarter. Non-GAAP net income for the fiscal 2020 first quarter was $2.9 million or an income of $0.52 per share. This compares to a non-GAAP net loss of $(0.6) million or a loss of $(0.12) per share in the comparable fiscal 2019 period.

Adjusted EBITDA for the fiscal 2020 first quarter was $4.1 million, compared to Adjusted EBITDA of $0.9 million in the comparable fiscal 2019 period, an increase of $3.2 million year-over-year.

The Company also reported cash and cash equivalents as of September 27, 2019 of $34.5 million, as compared to $31.9 million as of June 28, 2019, an increase of $2.5 million. The Company anticipates its cash position will improve throughout the remainder of the fiscal year, subject to customer timing delays, which may occur from time to time based on historical trends. On a full-year basis, the Company is confident that its cash position will improve year-over-year.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) today, November 7, 2019 to discuss its financial results for the fiscal 2020 first quarter. Speaking from management will be Stan Gallagher, Interim Chief Executive Officer and Chief Operating Officer; Shaun McFall, Senior Vice President of Corporate Development; and Eric Chang, Senior Vice President and Principal Accounting Officer. Following management's remarks, there will be a question and answer period.

To listen to the live conference call, please dial toll-free (US/CAN) 866-465-7577 or toll-free (INTL) 786-815-8431, conference ID: 8480198. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks' beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2020, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries;

•	the impact of political turmoil in countries where we have significant business; and

•	our ability to implement our stock repurchase program or that it will enhance long-term stockholder value.

For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission("SEC") on August 27, 2019 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Glenn Wiener / Tel: 212-786-6011 / Email: gwiener@GWCco.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2020 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 27, 2019	June 28, 2019	September 28, 2018
Revenues:
Revenue from product sales	$36,594	41,028	$39,125
Revenue from services	22,020	23,201	21,379
Total revenues	58,614	64,229	60,504
Cost of revenues:
Cost of product sales	20,822	26,847	26,799
Cost of services	15,236	14,782	15,780
Total cost of revenues	36,058	41,629	42,579
Gross margin	22,556	22,600	17,925
Operating expenses:
Research and development expenses	5,216	5,508	4,937
Selling and administrative expenses	14,644	14,650	13,706
Restructuring charges (recovery)	1,177	(60)	796
Total operating expenses	21,037	20,098	19,439
Operating income (loss)	1,519	2,502	(1,514)
Interest income	86	100	51
Interest expense	(3)	(14)	(5)
Other income, net	—	18	—
Income (loss) before income taxes	1,602	2,606	(1,468)
Provision for (benefit from) income taxes	1,548	(1,233)	(718)
Net income (loss)	$54	$3,839	$(750)

Net income (loss) per share of common stock outstanding:
Basic	$0.01	0.71	$(0.14)
Diluted	$0.01	0.69	$(0.14)
Weighted-average shares outstanding:
Basic	5,347	5,370	5,366
Diluted	5,530	5,578	5,366

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2020 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 27, 2019	June 28, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$34,485	$31,946
Accounts receivable, net	43,198	51,937
Unbilled receivables	30,378	27,780
Inventories	11,111	8,573
Customer service inventories	1,077	936
Other current assets	5,718	4,825
Total current assets	125,967	125,997
Property, plant and equipment, net	17,478	17,255
Deferred income taxes	13,930	13,864
Right of use assets	6,696	—
Other assets	12,262	12,077
Total long-term assets	50,366	43,196
TOTAL ASSETS	$176,333	$169,193
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	31,834	35,605
Accrued expenses	23,284	22,555
Short-term lease liabilities	4,194	—
Advance payments and unearned revenue	18,030	13,962
Restructuring liabilities	1,975	1,089
Total current liabilities	88,317	82,211
Unearned revenue	8,859	9,662
Long-term lease liabilities	2,806	—
Other long-term liabilities	610	820
Reserve for uncertain tax positions	4,957	3,606
Deferred income taxes	810	1,378
Total liabilities	106,359	97,677
Equity:
Preferred stock	—	—
Common stock	54	54
Additional paid-in-capital	814,113	815,196
Accumulated deficit	(730,944)	(730,998)
Accumulated other comprehensive loss	(13,249)	(12,736)
Total equity	69,974	71,516
TOTAL LIABILITIES AND EQUITY	$176,333	$169,193

AVIAT NETWORKS, INC.
Fiscal Year 2020 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating (loss) income, provision for or benefit from income taxes, net income, diluted net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2020 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 27, 2019	% of Revenue	June 28, 2019	% of Revenue	September 28, 2018	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$22,556	38.5%	$22,600	35.2%	$17,925	29.6%
WTM inventory write-down recovery	—		(65)		(88)
Share-based compensation	44		26		48
Non-GAAP gross margin	22,600	38.6%	22,561	35.1%	17,885	29.6%

GAAP research and development expenses	$5,216	8.9%	$5,508	8.6%	$4,937	8.2%
Share-based compensation	(27)		(27)		(36)
Non-GAAP research and development expenses	5,189	8.9%	5,481	8.5%	4,901	8.1%

GAAP selling and administrative expenses	$14,644	25.0%	$14,650	22.8%	$13,706	22.7%
Share-based compensation	(336)		(274)		(352)
Strategic alternative costs	—		(102)		—
Non-GAAP selling and administrative expenses	14,308	24.4%	14,274	22.2%	13,354	22.1%

GAAP operating income (loss)	$1,519	2.6%	$2,502	3.9%	$(1,514)	(2.5)%
WTM inventory write-down recovery	—		(65)		(88)
Share-based compensation	407		327		436
Strategic alternative costs	—		102		—
Restructuring charges (recovery)	1,177		(60)		796
Non-GAAP operating income (loss)	3,103	5.3%	2,806	4.4%	(370)	(0.6)%

GAAP income tax provision (benefit)	$1,548	2.6%	$(1,233)	(1.9)%	$(718)	(1.2)%
Tax receivable from Department of Federal Revenue of Brazil	—		—		1,646
Release of valuation allowance	—		432		—
Adjustment to reflect pro forma tax rate	(1,248)		1,101		(628)
Non-GAAP income tax provision	300	0.5%	300	0.5%	300	0.5%

	Three Months Ended
	September 27, 2019	% of Revenue	June 28, 2019	% of Revenue	September 28, 2018	% of Revenue
	(In thousands, except percentages and per share amounts)

GAAP net income (loss)	$54	0.1%	$3,839	6.0%	$(750)	(1.2)%
Share-based compensation	407		327		436
Strategic alternative costs	—		102		—
Restructuring charges (recovery)	1,177		(60)		796
WTM inventory write-down recovery	—		(65)		(88)
Release of valuation allowance	—		(432)		—
Tax receivable from Department of Federal Revenue of Brazil	—		—		(1,646)
Adjustment to reflect pro forma tax rate	1,248		(1,101)		628
Non-GAAP net income (loss)	$2,886	4.9%	$2,610	4.1%	$(624)	(1.0)%

Diluted net income (loss) per share:
GAAP	$0.01		$0.69		$(0.14)
Non-GAAP	$0.52		$0.47		$(0.12)

Shares used in computing diluted net income (loss) per share
GAAP	5,530		5,578		5,366
Non-GAAP	5,530		5,578		5,366

Adjusted EBITDA:
GAAP net income (loss)	$54	0.1%	$3,839	6.0%	$(750)	(1.2)%
Depreciation and amortization of property, plant and equipment	1,038		1,060		1,288
Interest income	(83)		(86)		(46)
Share-based compensation	407		327		436
Strategic alternative costs	—		102		—
Restructuring charges (recovery)	1,177		(60)		796
WTM inventory write-down recovery	—		(65)		(88)
Provision (benefit from) for income taxes	1,548		(1,233)		(718)
Adjusted EBITDA	$4,141	7.1%	$3,884	6.0%	$918	1.5%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income (loss) excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP net income (loss). We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2020 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018
	(In thousands)
North America	$39,767	$39,224	$27,763
International:
Africa and the Middle East	10,593	9,247	14,147
Europe and Russia	3,407	6,662	3,712
Latin America and Asia Pacific	4,847	9,096	14,882
	18,847	25,005	32,741
Total revenue	$58,614	$64,229	$60,504